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                               EXHIBIT 23 TO 10-K


                          CONSENT OF PERRY-SMITH & CO.

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Tehama Bancorp 1999 Stock Option Plan of our report dated February 3, 2000, with respect to the consolidated financial statements of Tehama Bancorp and subsidiary included in its Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                /s/ Perry-Smith & Co., LLP
                                                Certified Public Accountants

Sacramento, California
March 24, 2000